UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 21, 2016

MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE (State of incorporation or organization)	000-50056 (Commission file number)	05-0527861 (I.R.S. employer identification number)

4200 STONE ROAD
KILGORE, TEXAS (Address of principal executive offices)		75662 (Zip code)

Registrant's telephone number, including area code: (903) 983-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

          On December 21, 2016, Martin Midstream Partners L.P. (the “Partnership”) completed the previously announced sale of its 900,000 barrel crude oil storage terminal known as the Corpus Christi Crude Terminal (or CCCT), its refined product barge terminal, certain pipelines and related easements as well as dockage and trans-loading assets to NuStar Logistics, L.P. (“NuStar”). In consideration of the sale of these assets, the Partnership received net cash proceeds of approximately $95.2 million at closing, before transaction fees and expenses. The proceeds include the application of certain net cash payments previously received by the Partnership in conjunction with its mandated relocation of certain dockage assets as well as the reimbursement of certain capital expenditures and prepaid items and are net of transaction related costs. Pro forma financial information with respect to the sale of assets is provided as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(b)     Pro Forma Financial Information

Unaudited Pro Forma Condensed Consolidated Financial Information. See Exhibit 99.1.

(d)      Exhibits

Exhibit Number	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information
99.2	Press Release dated December 21, 2016

   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P. By: Martin Midstream GP LLC, Its General Partner
Date: December 28, 2016	By: /s/ Robert D. Bondurant
Robert D. Bondurant
Executive Vice President, Treasurer, Principal Accounting Officer and Chief Financial Officer

 INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information
99.2	Press Release dated December 21, 2016